Exhibit 31.2
COMPLIANCE STATEMENT

Reference is made to the Trust Agreement, between MS Structured Asset Corp., as Depositor and U.S. Bank National Association, as Trustee, as successor-in-interest to Bank of America, National Association, as trustee, as successor by merger to LaSalle Bank National Association, as trustee, for SATURNS Trust No. 2003-6, dated April 3, 2003, together with Schedules I, II and III attached thereto, and the Standard Terms for Trust Agreements, between MS Structured Asset Corp., as Depositor and U.S. Bank National Association, as Trustee, as successor-in-interest to Bank of America, National Association, as trustee, as successor by merger to LaSalle Bank National Association, as trustee, dated July 7, 1999.  Capitalized terms used herein and not defined shall have the meanings defined in the Trust Agreement which incorporates the Standard Terms for Trust Agreements.

In connection with the preparation and delivery of the annual report on Form 10-K of MS Structured Asset Corp. on behalf of SATURNS Trust No. 2003-6 for the fiscal year ending December 31, 2011 (“Fiscal Year”), and the certifications given by In-Young Chase with respect thereto, the applicable undersigned hereby certifies that he is a duly elected Senior Vice President of Bank of America, National Association as successor by merger to LaSalle Bank National Association (the “Former Trustee”) and further certifies in his capacity to the paragraphs applicable to such undersigned set forth below:

1.           I have reviewed the reports on Form 8-K containing the reports to Unitholders identified on Exhibit A (the “BANA Reviewed Distribution Reports”), of MS Structured Asset Corp. on behalf of SATURNS Trust No. 2003-6;

2.           Based on my knowledge, the reporting information in the BANA Reviewed Distribution Reports , taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date that the distribution information was filed on Form 8-K or Form 8-KA, as applicable, except for any material misstatements or omissions that may be disclosed in Exhibit B;

3.           Based on my knowledge, the reporting information required to be provided in the reports to Unitholders under the Trust Agreement for inclusion in the BANA Reviewed Distribution Reports,  is included in the BANA Reviewed Distribution Reports;

4.           I am familiar with the operations of Bank of America, National Association, as successor by merger to LaSalle Bank National Association with respect to the SATURNS program and SATURNS Trust No. 2003-6 and the requirement imposed by the Trust Agreement, and based on my knowledge, except as disclosed in the reports to Unitholders and as disclosed in Exhibit B, for the applicable periods (as outlined in Exhibit C attached hereto), the Former Trustee has fulfilled its obligations under the Trust Agreement; and

5.           Based on my knowledge, as of September 6, 2011, and except as disclosed in the BANA Reviewed Distribution Reports or as disclosed in Exhibit B, there are no material legal proceedings with respect to the trust, involving the trust or Bank of America, National Association as successor by merger to LaSalle Bank National Association as Former Trustee.

I certify to paragraphs 4 and 5 above:

By: /s/ Thomas M. O'Connor
Name: Thomas M. O'Connor
Title: Senior Vice President
Date: 2/24/2012

With respect to the February, 2011 distribution report filed on Form 8-KA, I certify to paragraphs 1 – 3 above:

By: /s/ Thomas G. Lehmann
Name: Thomas G. Lehmann
Title: Senior Vice President
Date: 2/27/2012

EXHIBIT A

SATURNS Trust No.:	Closing Date	Payment Dates	Dates for which BANA filed the Form 8-K For FY 2011	Dates for which BANA filed the Form 8-KA for FY 2011	BANA Reviewed Distribution Reports
2003-6	April 3, 2003	February 15 and August 15	February 18, 2011 and August 19, 2011	August 31, 2011	February, 2011 Distribution Report

SAT00306

EXHIBIT B

False Claims Act

With respect to paragraph 7 of this certificate, the U.S. Government is conducting a civil investigation under the False Claims Act into whether originators, depositors, servicers, or trustees of residential mortgage-backed securities (“RMBS”) trusts submitted false claims for payment by  government purchasers of RMBS by (1) concealing that the trusts lacked collateral documents necessary to foreclose; (2) charging RMBS trusts for fraudulent loan processing services, including the preparation of fraudulent mortgage assignments; and (3) failing to ensure that the RMBS trusts paid necessary real estate mortgage investment conduit (“REMIC”) taxes.  Certain states may be conducting similar investigations.  The investigation may involve RMBS trusts in which current or former Bank of America affiliates, including BAC Home Loans Servicing LP, Bank of America Mortgage Securities, Inc., Countrywide Financial Corporation, and Bank of America, N.A. as successor by merger to LaSalle Bank, served as originator, depositor, servicer, or trustee.  The U.S. government’s investigation is also considering whether participants in RMBS trusts defrauded federal mortgage insurers, including the Federal Housing Administration and the Department of Housing and Urban Development by submitting claims for loan guarantee payments on loans for which the trusts lacked collateral documents necessary to foreclose.

Investigations under the federal and most state False Claims Acts may be initiated by the applicable government investigative body or by a qui tam relator’s filing of a False Claims Act complaint under court seal.  If a qui tam relator’s complaint remained under seal, applicable law would restrict our ability to disclose such a fact.

Ocala

Bank of America, National Association is a named party in litigation involving Ocala Funding, LLP.  Information about this litigation is publicly disclosed in Bank of America Corporation’s Form 10-K and Form 10-Q filings.

Fifth Third v. Concord Capital Management et al.

Bank of America, National Association (“Bank of America”) was named as a co-defendant in a suit filed in September 2010 by Concord Capital Management LLC and affiliated parties (collectively, “Concord”) in the New York State Supreme Court against Bank of America (as successor by merger to LaSalle Bank National Association), Fifth Third Bank (“Fifth Third”) and other parties. The suit alleged gross negligence and breach of contract by Bank of America, acting as collateral agent, servicer and, until the transfer of such role to Wilmington Trust Company in February 2009, the trustee, in connection with a life insurance premium-financing loan facility known as “Ultra”, established by Concord and financed by Fifth Third.

In November 2011, Fifth Third filed an amended complaint in Illinois State Court naming Concord, Bank of America and certain other parties, as defendants. Fifth Third’s lawsuit alleges breach of contract and gross negligence by Bank of America based on assertions about Bank of America’s duties substantially similar to those previously made by Concord in New York State Court.

Bank of America’s motion to dismiss against Concord was granted on December 5, 2011. The Fifth Third lawsuit is ongoing.

Nightingale Properties, LLC et al. vs. Bank of America, N.A., et al.

Bank of America was named as a co-defendant with CW Capital Asset Management LLC (“CWC”) in suits filed in Tennessee State Court (in February 2011) New York State Court (in August 2011) and Federal District Court for the Southern District of New York (in December 2011) by the Nightingale Group, LLC and related parties (collectively, “Nightingale”). Each of the actions arose as a consequence of the default of four commercial loans in the LB-UBS Commercial Mortgage Trust, 2008-C1, and the filing by CWC on behalf of Bank of America of a collection suit in Tennessee against Nightingale and its owners/guarantors, which resulted in a receivership.

The Tennessee and New York State complaints allege libel by CWC, as servicer, purportedly acting as agent of Bank of America, as trustee with respect to the LB-UBS Trust, arising from the publication by CWC of certain statements relating to the guarantee given by Nightingale in support of payment on the four commercial loans in the LB-UBS Trust. The Federal District Court complaint alleges breach of contract, intentional or negligent interference with prospective economic advantage, fraud, promissory estoppel and a RICO claim against CWC and Bank of America.

EXHIBIT C

Mar 2003 Reference	Standard Terms for Trust Agreements Section	BANA	USB
2.02	Entry Into Swap Agreement and Other Agreements	1/1-9/6	2/1-12/31
3.02a	Administration of the Trust	1/1-9/6	2/1-12/31
3.02b	Administration of the Trust	1/1-9/6	2/1-12/31
3.03	Collection of Certain Underlying Security Payments	1/1-9/6	2/1-12/31
3.04	Sale	N/A	N/A
3.05a	Unit Account	1/1-9/6	9/6-12/31
3.05b	Unit Account	1/1-2/1	2/1-12/31
3.06	Investment of Funds in the Accounts	1/1-2/1	2/1-12/31
3.07	Retained Interest	1/1-9/6	9/6-12/31
3.08	Access to Certain Documentation	1/1-9/6	2/1-12/31
4.01	Distributions	1/1-9/6	2/1-12/31
4.02a	Reports to Unitholders and Others - with respect to statement information (i) to (xi)	N/A	2/15/2011 & 8/15/2011
4.02a	Reports to Unitholders and Others - with respect to 8-K filing	1/1-9/6	9/6-12/31
4.02a	Reports to Unitholders and Others - with respect to year end statement	1/1-9/6	9/6-12/31
4.02b	Reports to Unitholders and Others (b)	1/1-2/1	2/1-12/31
4.02c	Reports to Unitholders and Others (c)	1/1-2/1	2/1-12/31
4.02d	Reports to Unitholders and Others (d)	1/1-3/1	N/A
4.02e	Reports to Unitholders and Others (e)	1/1-2/1	2/1-12/31
4.02f	Reports to Unitholders and Others (f)	1/1-3/1	N/A
4.03	Calculation of Interest Rates	1/1-2/1	2/1-12/31
4.04	Compliance with Tax Reporting and Withholding Requirements	1/1-2/1	2/1-12/31
4.05	Preservation of Information, Communications to Holders - with respect to Registrar	1/1-9/6	9/6-12/31
5.02	Execution, Authentication, and Delivery	1/1-9/6	9/6-12/31
5.03	Registration; Registration of Transfer and Exchange	1/1-9/6	9/6-12/31
5.04	Mutilated, Destroyed, Lost and Stolen Units	1/1-9/6	9/6-12/31
5.05	Distributions in Respect of Units	1/1-9/6	9/6-12/31
5.07	Cancellation	1/1-9/6	9/6-12/31
5.08	Currency of Distributions in Respect of Units; Redenomination	1/1-9/6	9/6-12/31
5.09	Appointment of Paying Agent	1/1-9/6	9/6-12/31
5.10	Authenticating Agent	1/1-9/6	9/6-12/31
5.11	Issuance and Transfer Restrictions	1/1-9/6	9/6-12/31
5.11e	Issuance and Transfer Restrictions	1/1-2/1	2/1-12/31
5.12	Optional Exchange	N/A	N/A
5.13	Callable Series - with respect to notices	N/A	N/A
5.13	Callable Series - with respect to distributions	N/A	N/A
7.01	Voting Rights with Respect to Underlying Securities	1/1-2/1	2/1-12/31
7.02	Amendments and Waivers Under Swap Agreement and Guarantee	N/A	N/A
8.01	Realization Upon Default	1/1-2/1	2/1-12/31
9.01	Liquidation Events	1/1-2/1	2/1-12/31
9.02	Trust Wind Up Event	1/1-2/1	2/1-12/31
9.03	Expense Event	1/1-2/1	2/1-12/31
9.05a	Disposition of Trust Property	1/1-2/1	2/1-12/31
9.05b	Disposition of Trust Property	1/1-9/6	2/1-12/31
9.05c	Disposition of Trust Property - with respect to administration of terminations and liquidations, notices	1/1-2/1	2/1-12/31
9.05c	Disposition of Trust Property - with respect to distribution of proceeds	1/1-9/6	2/1-12/31
9.05d	Disposition of Trust Property	1/1-2/1	2/1-12/31
9.05h	Disposition of Trust Property	1/1-2/1	2/1-12/31
9.05j	Disposition of Trust Property	1/1-9/6	2/1-12/31
9.06	Limitation on Notice Requirement	1/1-2/1	2/1-12/31
10.01	Trustee Duties	1/1-9/6	2/1-12/31
11.01	Termination of Trust	N/A	N/A
12.01	Amendment of Trust Agreement; Waivers	1/1-9/6	2/1-12/31
12.07	Notice to Rating Agencies	1/1-2/1	2/1-12/31
12.08	Perfection of the Swap Counterparty Security Interest	N/A	N/A
Trust Agreement Sections
Schedule I	Expense Administrator	1/1-9/6	2/1-12/31